UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 14, 2016

THERAVANCE BIOPHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	0001-36033	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 309

Ugland House, South Church Street

George Town, Grand Cayman, Cayman Islands KY1-1104
(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed on the Current Report on Form 8-K filed on November 2, 2016, Theravance Biopharma, Inc. (the “Company”) entered into an underwriting agreement dated October 27, 2016 (the “Equity Underwriting Agreement”) with Leerink Partners LLC and Evercore Group L.L.C., as representatives of the underwriters named therein (the “Equity Underwriters”), in connection with the offer and sale by the Company of 3,850,000 ordinary shares of the Company, par value $0.00001 per share (“Ordinary Shares”). Pursuant to the terms of the Equity Underwriting Agreement, the Company granted the Equity Underwriters an option (the “Option”) to purchase up to an additional 577,500 Ordinary Shares (the “Option Shares”). The Equity Underwriters exercised the Option in full and the sale of the Option Shares by the Company closed on November 14, 2016.

Attached as Exhibit 5.1 to this Current Report on Form 8-K is a copy of the opinion of Maples and Calder relating to the Option Shares.

Item 9.01.                     Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Title of Document
5.1	Opinion of Maples and Calder.

23.1	Consent of Maples and Calder (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE BIOPHARMA, INC.

Date: November 14, 2016	/s/ Renee D. Gala
Renee D. Gala
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title of Document

5.1	Opinion of Maples and Calder.

23.1	Consent of Maples and Calder (included in Exhibit 5.1 hereto).